Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: Bill Austin

Tuesday, July 22, 2008

(713) 651-4300

KEY ENERGY SERVICES ACQUIRES U.S. ASSETS OF LEADER ENERGY SERVICES

EXPANDING SERVICE OFFERINGS IN U.S. SHALE PLAYS

HOUSTON, TX, July 22, 2008 – Key Energy Services, Inc. (NYSE: KEG) announced today that it has acquired all of Leader Energy Services Ltd. (Leader) United States-based assets for approximately $34.6 million in cash.  Key will not assume any debt of Leader.

Leader U.S. has been a rapidly-growing provider of coiled tubing, nitrogen, cementing and acid services from locations in Jane Lew, WV, Minot, ND and Mt. Pleasant, MI.  Leader has approximately 65 U.S. employees and operates nine coiled tubing units, seven nitrogen trucks, twelve pump trucks, and other ancillary equipment, much of which has been recently purchased.  In addition, the Company anticipates integrating six state-of-the-art, high capacity coiled tubing packages, to be delivered this quarter, with Leader’s on-going U.S. business to significantly expand the service capabilities of its Pressure Pumping operations.

Dick Alario, Key’s Chairman and CEO, commented, “We are excited to bring the Leader business into Key’s service offerings.  The excellent management and operations team and commitment to safety mirror our core values and business philosophy.  We believe that this acquisition accelerates our growth opportunities in this market segment, particularly the Marcellus and Bakken shale plays.”

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Mexico.

Certain statements contained in this news release constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that the Company will be unable to successfully integrate acquired operations, including retaining employees and maintaining customer relationships; risks affecting patented technology, including the ability to maintain and enforce the proprietary information; risks affecting the ability of the Company to effectively integrate the acquired business, including the ability to achieve additional growth in the market segment; risks affecting the delivery of additional equipment; and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease. Readers should also refer to the section entitled “Risk Factors” in the 2007 Annual Report on Form 10-K filed February 29, 2008 for a discussion of risks to which the Company is subject. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

1301 McKinney Street, Suite 1800, Houston, TX 77010